UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): July 31, 2007 (July 26, 2007)

CHINA GENGSHENG MINERALS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-51527	91-0541437
(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

No. 88 Gengsheng Road,
Dayugou Town, Gongyi, Henan,
People's Republic of China 451271
(Address of Principal Executive Offices)

(86) 539-7318818
Registrant’s Telephone Number, Including Area Code:

CHINA MINERALS TECHNOLOGIES, INC.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03          Amendments To Articles Of Incorporation Or Bylaws; Change In Fiscal Year.

On June 18, 2007, the board of directors of China Minerals Technologies, Inc. (the “Company”) and Mr. Shunqing Zhang, our chief executive officer and the record holder of 70.3% of the Company’s issued and outstanding common stock, approved, by written consent, a Certificate of Amendment of the Company’s Articles of Incorporation (the “Amendment”) to change the Company’s name to “China GengSheng Minerals, Inc.”

On July 26, 2007, we filed the Amendment with the Secretary of State of the State of Nevada and it became effective at that time. The new CUSIP number for the Company’s common stock is 16942P 10 1. The Company’s common stock will be quoted on the Over The Counter Bulletin Board under the new symbol CHGS.OB. The Amendment is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01          Financial Statements and Exhibits

(d)              Exhibits

Exhibit Number	Exhibit Description

3.1	Certificate of Amendment to Articles of Incorporation filed with the Secretary of State of the State of Nevada on July 26, 2007.

99.1	Press Release dated July 31, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA GENGSHENG MINERALS, INC.
Date: July 31, 2007	/s/ Shunqing Zhang
Chief Executive Officer China Minerals Technologies, Inc

Exhibit Index

Exhibit Number	Exhibit Description

3.1	Certificate of Amendment to Articles of Incorporation filed with the Secretary of State of the State of Nevada on July 26, 2007.

99.1	Press Release dated July 31, 2007.